                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

         This VOTING AGREEMENT (the "AGREEMENT"), dated as of this 23rd day of January, 2004, is entered into by and among Colorado Acquisition Corp., a Delaware corporation (together with its successors or assigns, "PURCHASER"), and Larry Pollock (the "STOCKHOLDER").

                             W I T N E S S E T H :

         WHEREAS, Purchaser, Luxottica Group S.p.A., and Cole National Corporation (the "COMPANY") have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which the Purchaser shall be merged (the "MERGER") with and into the Company, with the Company being the surviving corporation of the Merger, upon the terms and subject to the conditions set forth therein;

         WHEREAS, as of the date hereof, the Stockholder is the record and Beneficial Owner of the number of shares of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") set forth on Schedule I attached hereto (the "SHARES"); and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has required that the Stockholder agree, and the Stockholder is willing to agree, to the matters set forth herein, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         1. Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

                  (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that the Company shall not be considered an Affiliate of the Stockholder.

                  (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having voting power with respect to such securities (as determined pursuant to Rule 13d-3(a)(l) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  (c) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

         2. Voting Agreement. From the date of this Agreement and ending on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the first date

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immediately following the date on which the Company's stockholders have adopted the Merger Agreement, (iii) the date on which the Board of Directors of the Company has modified or withdrawn the Company Board Recommendation pursuant to
Section 5.07(c) of the Merger Agreement as a result of receipt by the Company of a Superior Acquisition Proposal, (iv) the date on which the Merger Agreement is amended, or any provision thereof is waived, in either case having a material adverse effect on the Stockholder, provided that any such amendment or waiver shall not have been approved or consented to by the Stockholder in his capacity as a director or officer of the Company, and, provided, further, that Stockholder shall notify Parent of his determination that the Termination Date has occurred under this clause (iv), within three business days after he first becomes aware of any such modification or waiver, setting forth, in reasonable detail, the basis for his determination, (v) the date on which the Purchaser is in material violation of the terms of this Agreement, and (vi) January 31, 2005 (the earliest of such dates, the "TERMINATION DATE"), the Stockholder hereby agrees to vote (or cause to be voted) all of the Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise:

                  (a) in favor of the Merger and the approval and adoption of the Merger Agreement; and

                  (b) except for all such actions which the Company may undertake under the Merger Agreement, against (i) any extraordinary corporate transaction, such as an acquisition, merger, rights offering, tender offer, reorganization, recapitalization, sale of substantially all of the assets or liquidation involving the Company or any of its Subsidiaries, including, without limitation, an Acquisition Proposal, other than the Merger, (ii) any action that would result in a change in those persons constituting a majority of the Board of Directors of the Company, other than in connection with an annual meeting of the stockholders of the Company with respect to the slate of directors proposed by the incumbent Board of Directors of the Company (in which case he agrees to vote for the slate proposed by the incumbent Board) or (iii) any action that would materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement.

         3. Covenants, Representations and Warranties of the Stockholder and Purchaser.

                  (a) The Stockholder hereby represents, warrants and covenants to Purchaser as follows:

                           (i) Ownership. As of the date of this Agreement,
                  except as otherwise set forth in Part A of Schedule 1, the Stockholder is the record and Beneficial Owner of the number of issued and outstanding Shares set forth on Part A of
                  Schedule I hereto and the stock options set forth on Part B of
                  Schedule I hereto. As of the date of this Agreement, the Shares set forth on Part A of Schedule I hereto constitute all of the issued and outstanding Shares owned of record or

                                       2

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         Beneficially Owned by the Stockholder. The Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Part A of
         Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (ii) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due and valid execution and delivery of the Purchaser, constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in law or at equity)). Except as may otherwise be set forth in Part A to Schedule I, there is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the performance by the Stockholder of his obligations hereunder. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

                  (iii) No Conflicts. As of the date of this Agreement, except as may otherwise be set forth in Part A to Schedule I, the Stockholder is not a party to any voting agreement with respect to the Shares or any other agreement that would materially restrict the Stockholder's ability to perform his obligations hereunder. As of the date of this Agreement, except for filings under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if applicable, to the knowledge of the Stockholder, no filing with, and no permit, authorization, consent or approval of, any state or Federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the performance by the Stockholder of his obligations hereunder, except where the failure to obtain such consent, permit, authorization, approval or filing would not materially interfere with the Stockholder's ability to perform his obligations hereunder, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default

                                       3

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         (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, proceeding, rule or regulation applicable to the Stockholder or any of the Shares, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of the Stockholder to perform his obligations hereunder.

                  (iv) No Encumbrances. Except as required by Section 2, at all times during the term hereof, all of the Shares will be held by the Stockholder, or by a nominee or custodian for the direct or indirect benefit of the Stockholder, or by a family member or Affiliate of the Stockholder (subject to the conditions set forth in clause (vi) below), free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair the Stockholder's ability to perform his obligations under this Agreement.

                  (v) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement or as required by court order, from and after the date of this Agreement and ending on the Termination Date, the Stockholder shall not, directly or indirectly, without the consent of Purchaser in respect of any Acquisition Proposal or otherwise: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (each, a "TRANSFER"), any or all of the Shares, or any interest therein, except for the exercise of any stock options, (B) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above; provided, however, the Stockholder may, without the consent of Purchaser, Transfer his Shares to members of his family and/or Affiliates; provided, further, however, that any such transferee shall have delivered to Purchaser, not later than concurrently with any such Transfer, a written instrument, in form and substance reasonably satisfactory to Purchaser, to the effect that such transferee agrees to be bound by the terms of this Agreement, whereupon such transferee shall be deemed to be a "Stockholder" for all purposes of this Agreement.

                  (vi) Further Assurances. From time to time, at Purchaser's reasonable request, to the extent not entailing other than de minimus expense, the

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

         Stockholder shall without further consideration execute and deliver such additional documents as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the agreements set forth in Sections 2 and 3(a) of this Agreement; provided, that no such documents shall expand or otherwise alter the obligations of the Stockholder hereunder.

         (b) Purchaser hereby represents, warrants and covenants to the Stockholder as follows:

                  (i) Organization, Standing and Corporate Power. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own its properties and carry on its business as presently conducted. Purchaser has the necessary power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (ii) Execution, Delivery and Performance by Purchaser. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser, do not require any authorization, consent or approval of, exemption or other action by, or notice to, any third party and Purchaser has taken all other actions required by law and its organizational documents to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due and valid execution and delivery of the Stockholder, constitutes the valid and binding obligation of Purchaser and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in law or at equity).

     4. Recapitalization; Option Exercise. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged and, in each case, that are entitled to vote at a meeting of the Company's stockholders as may be appropriate to reflect such event. The term "Shares" shall also include any other or additional shares of Company Common Stock, shares of Series A Junior Participating Preferred Stock, or any other shares of capital stock or equity entitled to vote at a meeting of the Company's stockholders, acquired and owned of record or beneficially by the Stockholder after the date of this Agreement and before the Termination Date, including, without limitation, shares acquired in connection with the exercise of Company Options and Company Stock-Based Awards. Notwithstanding the foregoing, or anything in this Agreement to the contrary, the term "Shares" shall not include any shares of Company Common Stock not beneficially owned by the Stockholder, including any shares of Company Common Stock with respect to which the Stockholder has been appointed a proxy in connection with any proxy solicitation by the Company and any Shares underlying any options set forth in part B of the Schedule hereto, to the extent such options have not been exercised; and nothing contained herein shall require Stockholder to exercise any options or other derivative securities pursuant to which Shares may be issued.

         5. Stockholder Capacity. The Stockholder does not make any agreement or understanding herein in the Stockholder's capacity as a director or officer of the Company. The Stockholder executes this Agreement solely in his capacity as a record owner and/or Beneficial Owner of the Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in his capacity as an officer or director of the Company or any of its subsidiaries.

         6. Irrevocable Proxy. The Stockholder hereby irrevocably appoints the Purchaser as the attorney and proxy of such Stockholder, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all Shares that such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual, special or other meeting and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such Shares as set forth in Section 2 hereof; provided that in any such vote or other action pursuant to such proxy, the Purchaser shall not have the right (and such proxy shall not confer the right) to vote to reduce the Merger Price or to otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholder) under the Merger Agreement or to reduce the obligations of Purchaser thereunder; and provided further, that this proxy shall irrevocably cease to be in effect on the Termination Date. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes, effective upon the execution and delivery of this Agreement by the parties hereto, all other proxies and powers of attorney with respect to the Shares that he may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of his obligations under Section 2 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by him with respect thereto so long as this Agreement remains in effect. The Stockholder shall forward to the Purchaser any proxy cards that the Stockholder receives with respect to the Merger Agreement.

         7. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

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                  (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received with proof of delivery) by overnight courier or facsimile to the respective parties as follows:

                  If to Stockholder: Larry Pollock
                                     Cole National Corporation
                                     1925 Enterprise Parkway
                                     Twinsburg, Ohio 44087
                                     Facsimile: (330)486-3378

                  with a copy to:

                                     Benesch, Friedlander, Coplan & Aronoff LLP
                                     2300 BP Tower
                                     200 Public Square
                                     Cleveland, Ohio 44114
                                     Facsimile: (216) 363-4588
                                     Attention: George N. Aronoff

                                     and

                                     Wachtell, Lipton, Rosen & Katz
                                     51 West 52nd Street
                                     New York, New York 10019
                                     Facsimile: (212)403-2000
                                     Attention: Eric S. Robinson

                  If to Purchaser:   Colorado Acquisition Corp.
                                     44 Harbor Park Drive
                                     Port Washington, New York 11050
                                     Facsimile: (516)484-9010
                                     Attention: Michael A. Boxer, Secretary
                                                and General Counsel

                  with a copy to:

                                     Winston & Strawn
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attention:     Jonathan Goldstein
                                     Facsimile No.: (212) 294-4700
         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (e) Specific Performance. The Stockholder recognizes and acknowledges that a breach by the Stockholder of any covenants or agreements contained in this Agreement will cause the Purchaser to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, or threatened breach, Purchaser shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and that any requirement for the posting of a bond or similar requirement in any such proceeding is hereby irrevocably waived.

                  (f) Assignability. Except as set forth in Section 3(a)(v), neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of the other parties hereto and any such attempted assignment shall be void and unenforceable; provided, however, that Purchaser may transfer or assign this Agreement or any right or obligation hereunder to any of its Affiliates or any financing source at any time prior to the Termination Date; and, provided further, that, in the event of the death or disability involving the appointment of a legal guardian or similar representative of the Stockholder, or of a member of his family or an Affiliate who is an individual to whom the Stockholder made a Transfer of his Shares as permitted by the provisos set forth in
         Section 3(a)(v), the rights and obligations of the Stockholder or such member of his family or Affiliate, as the case may be, hereunder shall, upon such death or the appointment of such legal guardian or representative, be deemed to have been assigned and delegated to, and shall thereupon inure to the benefit of and be binding upon, the heirs and/or legal representative, or such legal guardian or representative, of the Stockholder, member of his family or Affiliate, as the case may be. This Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto, permitted assignees and, in the case of Purchaser, its successor, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be

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

         cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto or a permitted assignee thereof.

                  (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (k) Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (iv) consents to service of process by first class certified mail, return receipt requested, postage prepaid, or by overnight courier to the address at which such party is to receive notice and (v) waives any objection to the laying of venue with respect to such dispute in the Court of Chancery of the State of Delaware or any federal court within the District of Delaware and waives and agrees not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

                  (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto, provided that upon delivery of an executed counterpart by facsimile, this Agreement shall be deemed effective.

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                  (n) No Agency. Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

          8. Termination. This Agreement shall terminate without any further action on the part of any party hereto on the Termination Date.

                         VOTING AGREEMENT SIGNATURE PAGE

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholder and a duly authorized officer of Purchaser on the day and year first written above.

                                    PURCHASER:

                                    COLORADO ACQUISITION CORP.

                                    By:   -s- Vito Giannola
                                          --------------------------------------
                                    Name: Vito Giannola
                                    Title: Chief Financial Officer and Treasurer

                                    STOCKHOLDER:

                                    -s- Larry Pollock
                                    ----------------------------------------
                                    Larry Pollock

                                   SCHEDULE I

                                     Part A

Name of Owner                                    Shares
-------------                                    ------
Larry Pollock                                   791,085*

*Of these shares, 229,100 shares are held in street name at Northern Trust Corporation (66,058 for Mr. Pollock's revocable trust, 30,000 for Mr. Pollock's individual retirement account and 133,042 for a voting trust of which Mr. Pollock is the trustee, as disclosed in the Company's Proxy Statement dated June 4, 2003) and 36,985 shares are held in street name at Merrill Lynch for Mr. Pollock's Keogh plan. The remaining 525,000 shares are held of record in Mr. Pollock's name. Although Mr. Pollock sold the economic interest in the shares held for the voting trust, he retains sole voting power with respect to those shares.

                                     Part B

Name of Owner                                   Other Securities
-------------                                   ----------------
Larry Pollock                                   562,500 Options